                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             VA LINUX SYSTEMS, INC.,

                         SOUTH ACQUISITION CORPORATION,

                                NET ATTACH, INC.,

                     U.S. BANK TRUST, NATIONAL ASSOCIATION,

                                 AS ESCROW AGENT

                                       AND

                                       THE

                           SHAREHOLDER REPRESENTATIVE







                           DATED AS OF MARCH 15, 2000

                                TABLE OF CONTENTS

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ARTICLE I THE MERGER........................................................................        2

        1.1    The Merger...................................................................        2
        1.2    Effective Time...............................................................        2
        1.3    Effect of the Merger.........................................................        2
        1.4    Articles of Incorporation and Bylaws.........................................        2
        1.5    Directors and Officers.......................................................        3
        1.6    Definitions..................................................................        3
        1.7    Maximum Shares to Be Issued; Effect on Capital Stock.........................        5
        1.8    Surrender of Certificates....................................................        7
        1.9    No Further Ownership Rights in Company Capital Stock.........................        9
        1.10   Lost, Stolen or Destroyed Certificates.......................................        9
        1.11   Dissenting Shares............................................................        9
        1.12   Tax and Accounting Consequences..............................................       10
        1.13   Taking of Necessary Action; Further Action...................................       10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................       10

        2.1    Organization of the Company..................................................       10
        2.2    Company Capital Structure....................................................       11
        2.3    Authority....................................................................       12
        2.4    No Conflict..................................................................       13
        2.5    Consents.....................................................................       13
        2.6    Company Financial Statements.................................................       13
        2.7    No Undisclosed Liabilities...................................................       13
        2.8    No Changes...................................................................       14
        2.9    Tax Matters..................................................................       16
        2.10   Restrictions on Business Activities..........................................       18
        2.11   Title of Properties..........................................................       18
        2.12   Intellectual Property........................................................       19
        2.13   Agreements, Contracts and Commitments........................................       23
        2.14   Interested Party Transactions................................................       24
        2.15   Government Authorization.....................................................       24
        2.16   Litigation...................................................................       24
        2.17   Accounts Receivable/Inventory................................................       25
        2.18   Minute Books.................................................................       25
        2.19   Environmental Matters........................................................       25
        2.20   Brokers' and Finders' Fees; Third Party Expenses.............................       26
        2.21   Employee Benefit Plans.......................................................       26
        2.22   Insurance....................................................................       26
        2.23   Compliance with Laws.........................................................       26
        2.24   Complete Copies of Materials.................................................       26
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                                TABLE OF CONTENTS
                                   (CONTINUE)
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        2.25   Subsidiaries.................................................................       26
        2.26   Representations Complete.....................................................       27
        2.27   Employees....................................................................       27

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB................................       27

        3.1    Organization, Standing and Power.............................................       27
        3.2    Authority....................................................................       27
        3.3    Form S-1 Registration Statement..............................................       28
        3.4    Capitalization...............................................................       28
        3.5    SEC Filings; Parent Financial Statements.....................................       28
        3.6    Sub..........................................................................       29

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..............................................       29

        4.1    Conduct of Business of the Company...........................................       29
        4.2    No Solicitation..............................................................       32
        4.3    Termination of Severance Plans...............................................       32

ARTICLE V ADDITIONAL AGREEMENTS.............................................................       33

        5.1    Preparation of Information Statement.........................................       33
        5.2    Shareholder Approval.........................................................       33
        5.3    Access to Information........................................................       34
        5.4    Confidentiality and Nonsolicitation..........................................       34
        5.5    Expenses.....................................................................       34
        5.6    Public Disclosure............................................................       34
        5.7    Consents.....................................................................       35
        5.8    FIRPTA Compliance............................................................       35
        5.9    Reasonable Efforts...........................................................       35
        5.10   Notification of Certain Matters..............................................       35
        5.11   Additional Documents and Further Assurances..................................       35
        5.12   Closing Date Balance Sheet...................................................       36
        5.13   [RESERVED]...................................................................       36
        5.14   Stock Options and Employee Benefits..........................................       36
        5.15   Assignment of Repurchase Options.............................................       36
        5.16   Listing of Additional Shares.................................................       36
        5.17   Company Affiliate Agreement..................................................       36
        5.18   Purchaser Representative.....................................................       37
        5.19   Intellectual Property........................................................       37
        5.20   Form S-8.....................................................................       37
        5.21   Cooperation With Financial Statements........................................       37
        5.22   Employee Benefits............................................................       37
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                                TABLE OF CONTENTS
                                   (CONTINUE)

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ARTICLE VI CONDITIONS TO THE MERGER.........................................................       38

        6.1    Conditions to Obligations of Each Party to Effect the Merger.................       38
        6.2    Conditions to the Obligations of Parent and Sub..............................       38
        6.3    Conditions to Obligations of the Company.....................................       41

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW..............................       42

        7.1    Survival of Representations, Warranties and Covenants........................       42
        7.2    Indemnification..............................................................       42
        7.3    Escrow Arrangements..........................................................       43
        7.4    Shareholder Representative...................................................       48

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..............................................       49

        8.1    Termination..................................................................       49
        8.2    Effect of Termination........................................................       50
        8.3    Amendment....................................................................       50
        8.4    Extension; Waiver............................................................       50

ARTICLE IX GENERAL PROVISIONS...............................................................       50

        9.1    Notices......................................................................       50
        9.2    Interpretation...............................................................       51
        9.3    Counterparts.................................................................       51
        9.4    Entire Agreement; Assignment.................................................       52
        9.5    Severability.................................................................       52
        9.6    Other Remedies...............................................................       52
        9.7    Governing Law................................................................       52
        9.8    Rules of Construction........................................................       52

                                INDEX OF EXHIBITS

EXHIBIT        DESCRIPTION
-------        -----------
Exhibit A      Form of Employment, Vesting and Non-Competition Agreement

Exhibit B      Form of Voting Agreement

Exhibit C      Form of Option Assumption Agreement

Exhibit D      Form of Agreement of Merger

Exhibit E      Company Schedules

Exhibit F      (Reserved)

Exhibit G      Escrow Agent Fee Schedule

Exhibit H      Shareholder Representation Letter

Exhibit I      Shareholder Representative Notice Information

Exhibit J      Form of Employment, Confidential Information, Invention Assignment

Exhibit K      Form of Arbitration Agreement

                             INDEX TO DEFINED TERMS


Accrued Salaries, 13
Act, 1
Agreement, 1
Articles of Merger, 2
Average Trading Price, 3
Basket Amount, 42
Benefit Arrangement, 25
California Law, 2
Certificates, 7
Closing, 2
Closing Date, 2
Closing Date Balance Sheet, 3
Code, 1
Company, 1
Company Affiliate, 36
Company Authorizations, 24
Company Capital Stock, 3
Company Common Stock, 3
Company Intellectual Property, 19
Company Options, 4
Company Preferred, 5
Company Preferred Stock, 4
Company Registered Intellectual Property Rights, 19
Company Schedules, 10
Company Stock Option Plan, 4
Confidentiality Agreement, 33
Consultant Options, 4
Contract, 12
Copyrights, 19
Current Balance Sheet, 13
Dissenting Shares, 9
Effective Time, 2
Employment Agreements, 1
Environmental Laws, 25
Environmental Permits, 25
Escrow Agent, 1
Escrow Amount, 4
Escrow Fund, 42
Escrow Period, 42
Escrow Termination Date, 41
Exchange Agent, 7
Exchange Ratio, 4
FICA, 16
FIRPTA Compliance Certificate, 34
Founder, 1
Fully Diluted Basis, 4
FUTA, 16
GAAP, 4
Governmental Entity, 13
Hazardous Material, 25
Indemnified Parties, 41
Intellectual Property Rights, 19
Knowledge, 4
Liabilities, 13
Liens, 17
Loss, 41
Maskworks, 19
Material Adverse Effect, 4
Merger, 2
Nasdaq, 3
New Employee Options, 4
Officer's Certificate, 43
Option Exchange Ratio, 35
Parent, 1
Parent Common Stock, 4
Patents, 19
Per Share Cash Consideration, 4
Per Share Equity Consideration, 5
Per Share Merger Consideration, 5
Pro Rata Portion, 5
PTO, 19
Registered Intellectual Property Rights, 19
Repurchase Options, 35
Returns, 16
SEC, 27
Shareholder, 5
Shareholder Representative, 1
Sub, 1
Sub Common Stock, 6
Surviving Corporation, 2
Tax, 16
Technology, 18
Third Party Expenses, 5

                             INDEX TO DEFINED TERMS

Total Cash Consideration, 5
Total Equity Consideration, 5
Total Merger Consideration, 5
Trademarks, 19
Voting Agreement, 1
Year-End Financials, 13

        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of March 15, 2000, by and among VA Linux Systems, Inc., a Delaware corporation ("Parent"), South Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("Sub"), Net Attach, Inc., a California corporation (the "Company"), and with respect to Articles VII and IX only, U.S. Bank Trust, National Association, as Escrow Agent (the "Escrow Agent"), and a Shareholder Representative to be selected by the Company prior to the Closing Date (the "Shareholder Representative").

                                    RECITALS

        A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of each company and its respective shareholders that Parent and the Company enter into a business combination transaction, and, in furtherance thereof, have approved the Merger (as defined in Section 1.1 hereof).

        B. Pursuant to the Merger, among other things, (i) all of the issued and outstanding capital stock and all issued and outstanding Warrants (as defined in Section 1.6 hereof) of the Company shall be converted into the right to receive the consideration set forth herein, and (ii) all issued and outstanding options to purchase capital stock of the Company shall be exchanged for options to purchase Parent Common Stock (as defined in Section 1.6 hereof) pursuant to the exchange procedures set forth herein.

        C. A portion of the Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent as security for the indemnification obligations set forth in this Agreement.

        D. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

        E. As a material inducement to Parent and Sub to enter into this Agreement, Rod Braido, David Farrace, Hang Nguyen, Alex Win and Michael Young (each a "Founder," and collectively, the "Founders") are entering into a Vesting, Employment and Non-Competition Agreement, in the form attached hereto as Exhibit A (collectively, the "Employment and Non-Competition Agreements") at the Closing (as defined in Section 1.2 hereof), and the Founders are entering into Voting Agreements in the form attached hereto as Exhibit B (the "Voting Agreements"), with Parent contemporaneously with the execution and delivery of this Agreement.

        F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        G. The shares of Parent Common Stock to be issued in the Merger shall be issued pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Act").

        NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code ("California Law"), the Company shall be merged with and into the Sub, the separate corporate existence of the Company shall cease and the Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent (the "Merger"). The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1 hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, but no later than ten (10) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger in substantially the form attached hereto as Exhibit D (the "Agreement of Merger"), together with the required officers' certificates with the Secretary of State of the State of California, in accordance with the applicable provisions of California Law (the time of such filing with the Secretary of the State of California (or such later time as may be agreed in writing by Company and Parent and specified in the Articles of Merger) being the "Effective Time").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Articles of Incorporation and Bylaws.

             (a) Unless otherwise determined by Parent prior to the Effective Time, the articles of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with California Law and as provided in such articles of incorporation; provided, however, that at the Effective Time the articles of incorporation of the Surviving

Corporation shall be amended so that the name of the Surviving Corporation shall be Net Attach, Inc..

             (b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with California Law and as provided in the articles of incorporation of the Surviving Corporation and such bylaws.

        1.5 Directors and Officers.

             (a) Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of California Law and the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

             (b) Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

        1.6 Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

             (a) "Average Trading Price" shall mean the average closing sale price of one share of Parent Common Stock as reported on the Nasdaq National Market System ("Nasdaq") for the five (5) consecutive trading days ending on the trading day immediately preceding the Closing Date.

             (b) "Closing Date Balance Sheet" shall mean the estimated balance sheet of the Company, dated the Closing Date, which shall be delivered to Parent at least three (3) business days prior to the Closing Date, that has been prepared in accordance with GAAP (except that such balance sheet need not contain the footnotes required by GAAP) and that presents (based on good faith assumptions and estimates) the estimated balance sheet of the Company as of the date thereof.

             (c) "Company Capital Stock" shall mean shares of Company Common Stock and shares of Company Preferred Stock of the Company.

             (d) "Company Common Stock" shall mean shares of common stock, $0.001 par value per share, of the Company.

             (e) "Company Options" shall mean all issued and outstanding options or other rights to purchase or otherwise acquire Company Capital Stock (whether or not vested), including employee stock options held by any person or entity, but excluding any Warrants.

             (f) "Company Preferred Stock" shall mean shares of Series A Preferred Stock, par value $0.001 per share, of the Company.

             (g) "Company Stock Option Plan" shall mean the Company's 1998 Stock Option Plan.

             (h) "Escrow Amount" shall mean a number of shares of Parent Common Stock with a value equal to $4.0 million, based on the Average Trading Price.

             (i) "Exchange Ratio" shall mean the Total Equity Consideration divided by the Fully Diluted Basis.

             (j) "Fully Diluted Basis" shall mean all shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time plus the number of shares of Company Capital Stock issuable upon exercise or conversion of securities or other instruments convertible into shares of Company Capital Stock, including, without limitation, Company Options and Warrants; provided, however, that such term shall not include (i) options to purchase an aggregate of 245,000 unvested shares of Company Common Stock issued to Greg Bergfeld, Wei Gao, Albert Langarcia, Justin Maggard, Jason Weber and Stanley Young following January 1, 2000 (the "New Employee Options") and (ii) options to purchase an aggregate of 177,441 shares of Company Common Stock issued to consultants of the Company, including a director of the Company which options are unvested and shall terminate as of the Closing Date (the "Consultant Options").

             (k) "GAAP" shall mean United States generally accepted accounting principles consistently applied.

             (l) "Knowledge" or "knowledge" shall mean the knowledge of the Company's officers, directors and other managers, assuming that such persons shall have made due and diligent inquiry of those employees of the Company whom such officers, directors and managers reasonably believe would have actual knowledge of the matters represented.

             (m) "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of the Company or the Parent, as applicable.

             (n) "Parent Common Stock" shall mean shares of common stock, $0.001 par value per share, of Parent.

             (o) "Per Share Cash Consideration" shall mean the quotient obtained by dividing (i) the Total Cash Consideration by (ii) the Fully Diluted Basis.

             (p) "Per Share Equity Consideration" shall mean the quotient obtained by dividing (i) the Total Equity Consideration by (ii) the Fully Diluted Basis.

             (q) "Per Share Merger Consideration" shall mean the aggregate of the Per Share Cash Consideration and the Per Share Equity Consideration.

             (r) "Pro Rata Portion" shall mean, with respect to each Shareholder, an amount, determined at the Effective Time, equal to the quotient obtained by dividing (x) the portion of the Total Merger Consideration payable to such Shareholder, pursuant to the terms of Section 1.7 hereof, upon the surrender of all certificates representing shares of Company Capital Stock held by such Shareholder, by (y) the Total Merger Consideration.

             (s) "Shareholder" shall mean each holder of any Company Capital Stock immediately prior to the Effective Time.

             (t) "Third Party Expenses" shall mean all expenses, including without limitation all legal, accounting, financial advisory, consulting and other fees in connection with the negotiation or effectuation of this Agreement or consummation of the Merger.

             (u) "Total Cash Consideration" shall mean $10,000,000 less Accrued Salary (as defined in Section 2.6 herein) and associated payroll taxes.

             (v) "Total Equity Consideration" shall mean the number of shares of Parent Common Stock determined by dividing (i) $30,000,000 by (ii) the Average Trading Price.

             (w) "Total Merger Consideration" shall mean the aggregate of Total Cash Consideration and Total Equity Consideration.

        1.7 Maximum Shares to Be Issued; Effect on Capital Stock. The aggregate number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options to purchase shares of Company Common Stock to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options and warrants to acquire Company Capital Stock shall be the Total Equity Consideration, reduced as a result of any Dissenting Shares (as defined in Section 1.11 herein). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options or warrants to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

             (a) Conversion of Company Capital Stock. Each share of Company Common Stock and each share of the Company's Series A Preferred Stock (the "Company Preferred") issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (as defined in Section 1.11) will be canceled and extinguished and automatically converted (subject to Sections 1.7(e) and 1.8)) without regard to any conversion rights contained in the Company's articles of incorporation or otherwise, into the right to receive that number of shares of Parent Common Stock as is equal to the Exchange Ratio, it being understood that certain shares of Parent Common Stock issuable pursuant to this Section 1.7 shall be held in escrow in accordance with Section 1.8 hereof. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

             (b) Stock Options. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company Stock Option Plan shall be assumed by Parent in accordance with Section 5.14 hereof.

             (c) Capital Stock of Sub. Each share of Common Stock, $0.001 par value per share, of Sub (the "Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

             (d) Adjustments to Exchange Ratio. The Exchange Ratio and the Option Exchange Ratio (as defined in Section 5.14 hereof) shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

             (e) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.8(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of such fraction, multiplied by the Average Trading Price.

             (f) Other Consideration. In addition to the Per Share Equity Consideration, the holders of Company Capital Stock shall receive, pursuant to the procedures in Section 1.8 hereof, an amount per share equal to the Per Share Cash Consideration.

        1.8 Surrender of Certificates.

             (a) Exchange Agent. Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the "Exchange Agent") in the Merger. Parent shall use its commercially reasonable efforts to cause the Exchange Agent to issue to each Company shareholder the Parent Common Stock and cash payable pursuant to Section
1.7 hereof in exchange for outstanding shares of Company Capital Stock, and cash payable in lieu of fractional shares pursuant to Section 1.7(e), within ten (10) business days after the Exchange Agent receives all documents necessary to effect such exchange, properly completed, guaranteed and presented for transfer, from each such Company shareholder.

             (b) Parent to Provide Cash and Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable and cash payable pursuant to Section 1.7(f) in exchange for outstanding shares of Company Capital Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.7(e) and any dividends or distributions to which holders of shares of Company Capital Stock may be entitled pursuant to Section 1.8(d).

             (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into shares of Parent Common Stock and cash pursuant to Section 1.7(a), cash in lieu of any fractional shares pursuant to Section 1.7(e) and any dividends or other distributions pursuant to
Section 1.8(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and the cash payable pursuant to Section 1.7(f), cash in lieu of any fractional shares pursuant to Section 1.7(e) and any dividends or other distributions pursuant to
Section 1.8(d); provided, however, that on behalf of each Shareholder pursuant to Section 7.3 hereof, Parent shall deposit the Escrow Amount into an escrow account pursuant to Section 7.3(a) hereof, which Escrow Amount will be deducted, for the purposes of Section 7.3, from the Total Equity Consideration paid to the Shareholders after the Effective Time. The portion of the Escrow Amount contributed on behalf of each Shareholder shall be such Shareholder's Pro Rata Portion. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive, in exchange therefor, certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Capital Stock were converted at the Effective Time, pursuant to Section 1.7(a), cash to which such holder is entitled pursuant to Section 1.7(f), payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.7(e) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted, pursuant to Section 1.7(a), the right to receive the amount of cash consideration to which the holder of such Certificate is entitled pursuant to Section 1.7(f) and an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 1.7(e). No interest will be paid or will accrue on the cash consideration payable upon the surrender of any Certificate.

             (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor, pursuant to Section 1.7(a), along with the cash consideration to which such holder is entitled pursuant to Section 1.7(f), payment in lieu of fractional shares pursuant to
Section 1.7(e) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

             (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which, or payment of the cash consideration is to be made to a person other than that in whose name, the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of, or payment of the cash consideration to a person other than, the registered holder of the Certificates surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

             (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock such amounts as may be required to be deducted or withheld therefrom under the

Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

             (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued and cash paid in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.7(e) and 1.8(d)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Capital Stock represented by such Certificates were converted pursuant to
Section 1.7(a), the cash consideration to which such holder is entitled pursuant to Section 1.7(f), cash for fractional shares, if any, as may be required pursuant to Section 1.7(e) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.11 Dissenting Shares.

             (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for Company Capital Stock set forth in
Section 1.7 hereof, but the holder thereof shall only be entitled to such rights as are provided by California Law.

             (b) Notwithstanding the provisions of Section 1.11(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under California Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock set forth in Section 1.7 hereof, without interest thereon, upon surrender of the certificate representing such shares.

             (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of California Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

        1.12 Tax and Accounting Consequences.

             (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. No party to this Agreement shall take any action inconsistent with such treatment.

             (b) It is intended by the parties hereto that the Merger shall be treated as a purchase for accounting purposes.

        1.13 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, and the officers and directors of the Company and Parent are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent, subject to such exceptions as are specifically disclosed on Exhibit E hereto (referencing the appropriate section and paragraph numbers; provided, however, that any information disclosed on the Company Schedules under any section number set forth therein shall be deemed to be disclosed and incorporated into any other section under the Company Schedules where such disclosure would on its face reasonably be deemed to apply) (the "Company Schedules"), that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

        2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which it conducts business and where the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of the Company. The Company has delivered to Parent a true and correct copy of the Company's articles of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof. Company Schedule 2.1 lists the directors and officers of the Company. Except as set forth in Company Schedule 2.1, the operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. Except as set forth in Company Schedule 2.1, the Company does not have and has never had, any subsidiaries and does not otherwise own and has not otherwise owned, any share in the capital of or any interests in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

        2.2 Company Capital Structure.

             (a) The authorized capital stock of the Company consists of (i) 10,000,000 shares of Company Common Stock, of which 2,299,683 shares are issued and outstanding as of the date hereof, and (ii) 2,000,000 shares of the Company Series A Preferred Stock, of which 950,000 shares are issued and outstanding as of the date hereof. Each outstanding share of Series A Preferred Stock is convertible into 1.1029 shares of Company Common Stock as of the date hereof. As of the date hereof, the capitalization of the Company is as set forth in Company
Schedule 2.2(a). Company Schedule 2.2(a) sets forth a true and correct list of the Company's stockholders and any persons with rights to acquire the Company securities (including Warrants), which list will be promptly updated from time to time prior to Closing to reflect any changes thereto (which changes are in any event subject to the restrictions imposed under Section 4.1 below). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights or rights of first refusal, including, rights created by statute, the articles of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company Capital Stock are as set forth in the Company's articles of incorporation. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

             (b) Except for the Company Stock Option Plan, a copy of which is attached to Company Schedule 2.2(b), the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 700,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Company Stock Option Plan, of which (i) 326,250 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under such plans, (ii) 29,309 shares have been issued, and (iii) options to purchase 177,441 shares have been terminated as of the date hereof, upon the exercise of options granted under such plans. Company Schedule 2.2(b) sets forth a true and complete list of each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, the number of shares of Company Common Stock issuable upon the exercise of such option and the exercise price and vesting schedule of such option (including a description of the circumstances under which such vesting schedule can or will be accelerated). Except as set forth in Company Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated by this Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. The terms of the Company Stock Option Plan and the applicable stock option agreements permit the assumption or substitution of options to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Company shareholders, or otherwise. None of the outstanding options permit any accelerated vesting or exercisability of those options by reason of the Merger or any other transactions contemplated by this Agreement. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plan have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent. As a result of the Merger, assuming Parent is the sole shareholder of Sub, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

        2.3 Authority. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and the transactions contemplated hereby, subject only to the approval of this Agreement by the Shareholders. This Agreement and the Merger have been unanimously approved and declared advisable by the Board of Directors of the Company. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        2.4 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to the Company or the Shareholders or their respective properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of a material lien or encumbrance on any of the properties or assets of the Company or the Shareholders pursuant to (i) any provision of the articles of incorporation or the bylaws of the Company, or (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "Contract" and collectively the "Contracts") to which the Company or any of its properties or assets (including intangible assets) is subject.

        2.5 Consents. Except as set forth in Company Schedule 2.5, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company and/or the Founders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, and (ii) the filing of the Agreement of Merger with the Secretary of State of the State of California.

        2.6 Company Financial Statements. Company Schedule 2.6 sets forth the Company's audited balance sheet as of June 30, 1999, and the related audited statements of income, cash flow and shareholders' equity for the twelve (12) month periods ended June 30, 1999, and the unaudited balance sheet as of December 31, 1999, and the related unaudited statements of income, cash flow and shareholders' equity for the six-month period ended December 31, 1999 (collectively, the "Financials"). The Financials are correct in all material respects and have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other. The Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein. The Company's unaudited balance sheet as of December 31, 1999, is referred to hereinafter as the "Current Balance Sheet." Company Schedule 2.6 sets forth the amount of accrued and unpaid salaries owed to employees, directors and consultants of the Company (the "Accrued Salaries") and associated payroll taxes.

        2.7 No Undisclosed Liabilities. Except as set forth in Company Schedule 2.7, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP) ("Liabilities") except Liabilities (i) reflected in the Current Balance Sheet, or (ii) that have arisen in the ordinary course of business consistent with past practices since the date of the Current Balance Sheet and, if incurred after the date of the Current Balance Sheet, will be reflected on the Closing Date Balance Sheet.

        2.8 No Changes. Except as set forth on Company Schedule 2.8, since December 31, 1999, there has not been, occurred or arisen any:

             (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

             (b) amendments or changes to the articles of incorporation or bylaws of the Company;

             (c) capital expenditure or commitment by the Company exceeding $25,000 individually or $50,000 in the aggregate other than commitments to make expenditures contemplated by this Agreement;

             (d) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $50,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and payment of Accrued Salaries;

             (e) destruction of, damage to or loss of any material assets, material business or material customer of the Company (whether or not covered by insurance);

             (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

             (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

             (h) change in any election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (i) revaluation by the Company of any of its assets;

             (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options.

             (k) Except for the salary increases set forth on Company Schedule 2.8(k) made in the ordinary course of business, consistent with past practices, increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

             (l) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which they or any of their assets are bound;

             (m) sale, lease, license or other disposition of any of the assets or properties of the Company exceeding, individually, $25,000 or, in the aggregate, $50,000 in value, and which was outside the ordinary course of business consistent with past practices, or any creation of any security interest in such assets or properties;

             (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

             (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, outside of the ordinary course of business consistent with past practices;

             (p) the commencement, settlement, notice or, to the Knowledge of the Company, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

             (q) notice of any claim or notice of any potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.12 hereof) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.12 hereof);

             (r) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Capital Stock upon the exercise of Company Options;

             (s) except in the ordinary course of business, consistent with past practices, (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

             (t) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

             (u) any event or condition of any character that has had or, to the Knowledge of the Company, is likely to have a Material Adverse Effect on the Company; or

             (v) agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (u) of this Section 2.8 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.9 Tax Matters.

             (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and assessments for public improvements, together with all interest, penalties and additions imposed with respect to such amounts and
(ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.9(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period.

             (b) Tax Returns and Audits.

                  (i) As of the Effective Time, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations for all periods ending on or prior to the Closing Date, if such Returns are due on or before the Closing Date, taking into account any extensions to file, and all such returns, are true and correct and have been completed in accordance with applicable law.

                  (ii) Except as set forth on Company Schedule 2.9, as of the Effective Time, the Company (A) will have paid all Taxes it is required to pay, whether asserted or unasserted, contingent or otherwise, and will have withheld, with respect to its employees, all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal

Unemployment Tax Act ("FUTA") and other Taxes required to be withheld on or before the Closing Date and has, within the time and in the manner required by law, withheld and paid to the proper governmental authorities, all amounts required to be paid on or before the Closing Date; and (B) will have accrued on the date of the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business and as will be set forth on the Closing Date Balance Sheet.

                  (iii) There is no Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v)The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

                  (vi) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (vii) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                  (viii) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  (ix) Except as set forth on Company Schedule 2.9, the Company
(A) has never been a member of an affiliated group filing a consolidated tax return, (B) is not a party to any tax sharing, indemnification or similar agreement nor does the Company owe any amount under any such agreement, and (C) is not liable for the Taxes of any other person under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law, as a transferee, or successor or by contract or otherwise).

                  (x)The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

                  (xi) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                  (xii) To the Knowledge of the Company, no adjustment relating to any Return filed by the Company has been proposed formally or informally by any tax authority to the Company or any representative thereof.

                  (xiii) The Company has not requested or received a ruling from any taxing authority or signed a closing agreement with any taxing authority.

             (c) Executive Compensation Tax. Except as set forth in Company
Schedule 2.9(c), there is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

        2.10 Restrictions on Business Activities. Except as set forth in Company
Schedule 2.10, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, except as set forth in Company
Schedule 2.10, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.11 Title of Properties. The Company has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Current Balance Sheet or acquired after the Current Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Current Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current Taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Current Balance Sheet. The plants, property and equipment of the Company that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company are reflected in the Current Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.11 identifies each parcel of real property owned or leased by the Company.

        2.12 Intellectual Property.

             (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                  (i) "Technology" shall mean any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (ii) inventions (whether or not patentable), improvements, tools, methods, processes and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets, know how, tools, methods and processes; (iv) databases, data compilations and collections and technical data; (v) logos, trade names, trade dress, trademarks, service marks, World Wide Web addresses and domain names; and all instantiations of the foregoing in any form and embodied in any media.

                  (ii) "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                  (iii) "Company Intellectual Property" shall mean any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned by or exclusively licensed to the Company.

                  (iv) "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyrights registrations and applications to register Copyrights; (iv) Maskwork registrations and applications to register Maskworks; and (v) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

             (b) Company Schedule 2.12(b) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "Company Registered Intellectual Property Rights"), and any and all invention disclosures, and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

             (c) Except as set forth in Company Schedule 2.12(c), each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid, and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on Company Schedule 2.12(c), there are no actions that must be taken by the Company within sixty
(60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which the Company has acquired any Technology or Intellectual Property Right from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights to the Company. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth on Company Schedule 2.12(c), the Company has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false.

             (d) Except as set forth in Company Schedule 2.12(d), the Company Intellectual Property is enforceable in the United States of America. Without limiting the foregoing, except as set forth on Company Schedule 2.12(d), to the Knowledge of the Company, there is no information, material, fact, or circumstance, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights or any of the Company Intellectual Property invalid or unenforceable, or would adversely affect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstance in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

             (e) Except as set forth in Company Schedule 2.12(e), each item of Company Intellectual Property is free and clear of any Liens. Except as set forth in Company Schedule 2.12(e), the Company is the exclusive owner of all Company Intellectual Property.

             (f) Except as set forth in Company Schedule 2.12(f) and except for "shrink-wrap" and similar widely available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's business as presently conducted was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

             (g) All employees of the Company, including without limitation the Founders, have entered into a valid and binding written agreements with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

             (h) Except as set forth on Company Schedule 2.12(h), the Company has taken reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company.

             (i) The Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

             (j) Except as set forth on Company Schedule 2.12(j), the Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted and when conducted by Parent and/or Surviving Corporation in substantially the same manner following closing, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performances of services.

             (k) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses, the contracts, licenses and agreements listed in Company Schedule 2.12(k) lists all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

             (l) No person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

             (m) Company Schedule 2.12(m) lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation, or liability, or provide a right of rescission with respect to, the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

             (n) The operation of the business of the Company as it currently is conducted and, to the Knowledge of the Company, when conducted by Parent and/or Surviving Corporation in substantially the same manner following Closing, including but not limited to the use, branding, advertising, promotion, marketing and sale of the technology or services (including technology or services currently under development) of the Company does not, and will not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any United States state or federal jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

             (o) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

             (p) To the Knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property Right.

             (q) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

             (r) To the Knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes a defamatory statement or material, false advertising or otherwise violates any applicable United States state or federal law or regulations.

             (s) Except as set forth on Company Schedule 2.12(s), the Company does not design, develop, promote, market, manufacture, sell or license any products or software. The Company's products and internal systems have been designed to ensure date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interface values that reflect the century. The Company's products and internal systems manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and do not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates.

             (t) Except as set forth on Company Schedule 2.12(t), neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any Contracts to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing.

             (u) Except as set forth on Company Schedule 2.12(u), all Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

        2.13 Agreements, Contracts and Commitments.

             (a) Except as set forth in or excepted from (by virtue of the specific exclusions contained in Company Schedules 2.12(k) and (m)) Sections 2.12(k) and 2.12(m) hereof, or as set forth in Company Schedule 2.13, the Company is not a party to nor is it bound by any material agreement, including, but not limited to:

                  (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, other than offer letters that (A) provide for employment "at will," (B) do not provide for severance benefits upon termination of employment and (C) do not provide for accelerated vesting upon the Merger;

                  (ii) any fidelity or surety bond or completion bond;

                  (iii) any lease of personal property having a value in excess of $25,000 individually or $50,000 in the aggregate;

                  (iv) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $50,000 in the aggregate;

                  (v)any agreement, contract or commitment relating to the disposition or acquisition of assets in excess of $25,000 individually or $50,000 in the aggregate or any interest in any business enterprise outside the ordinary course of the Company's business;

                  (vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (vii) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $50,000 in the aggregate;

                  (viii) any construction contracts;

                  (ix) any dealer, distribution, joint marketing or development agreement;

                  (x)any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services; or

                  (xi) any other agreement, contract or commitment that involves $25,000 individually or $50,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

        2.14 Interested Party Transactions. Except as set forth in Company
Schedule 2.14, no officer, director or, to the Knowledge of the Company, shareholder of the Company (any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than three percent (3%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.14.

        2.15 Government Authorization. The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company's business or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on the Company.

        2.16 Litigation. Except as set forth in Company Schedule 2.16, there is no action, suit, claim or proceeding of any nature pending or, to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, nor, to the Knowledge of the Company, is there any reasonable basis therefor. Except as set forth in

Company Schedule 2.16, there is no investigation or other proceeding pending or, to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Entity, nor, to the Knowledge of the Company, is there any reasonable basis therefor. Except as set forth in Company Schedule 2.16, to the Knowledge of the Company, no Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted. Company Schedule 2.16 also lists all litigation that the Company has pending against other parties.

        2.17 Accounts Receivable/Inventory.

             (a) The Company has made available to Parent a true and correct list of all accounts receivable of the Company, together with a range of days elapsed since invoice.

             (b) All of the Company's accounts receivable arose in the ordinary course of business and are carried at values determined in accordance with GAAP consistently applied. Except as set forth in Company Schedule 2.17, no person has any Lien on any of the Company's accounts receivable and no agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

        2.18 Minute Books. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain accurate records of all meetings of the Board of Directors (or committees thereof) of the Company and their shareholders or actions by written consent since the time of incorporation of the Company.

        2.19 Environmental Matters.

             (a) Hazardous Material. No substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material") is present in, on or under any property that the Company has at any time owned, operated, occupied or leased as a result of the conduct of its business and except as permitted by the laws or regulations in force as of the date hereof.

             (b) The Company has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material in violation of any applicable statute, rule, regulation, order or law.

             (c) The Company has not been required to obtain any permits, licenses and other authorizations ("Environmental Permits") under the laws of any Governmental Entity relating to pollution or protection of the environment (collectively, "Environmental Laws"). The Company has not received any notice and is not aware of any past or present condition or practice of the business conducted by the Company which forms or could form the basis of any claim, action, suit, proceeding, hearing or investigation against the Company arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material.

        2.20 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Company
Schedule 2.20 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

        2.21 Employee Benefit Plans. The Company has previously furnished to Parent copies of each employee benefit plan or arrangement, and any plan, agreement or program providing for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation that (i) is entered into, maintained or contributed to, as the case may be, by the Company, and (ii) covers any employee or former employee of the Company (each, a "Benefit Arrangement"). Each Benefit Arrangement has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutory or regulatory laws which are applicable to such Benefit Arrangements. No Benefit Arrangement has unfunded liabilities that, as of the Closing Date, will not be offset by insurance or fully accrued or reserved against in the Balance Sheet. Except as required by law, no condition exists that would prevent Parent from amending or terminating any Benefit Arrangement.

        2.22 Insurance. Company Schedule 2.22 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

        2.23 Compliance with Laws. Except as set forth in Company Schedule 2.23, the Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except for such violations or failures to comply which could not reasonably be expected to have a Material Adverse Effect on the Company.

        2.24 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

        2.25 Subsidiaries. The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

        2.26 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules in this Agreement), and none of the statements made in any exhibit, Company Schedule or certificate furnished by the Company pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The information furnished on or in any documents mailed, delivered or otherwise furnished to Shareholders in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.

        2.27 Employees. Schedule 2.27 of the Company Schedules sets forth a list of all (a) current employees (including job title) and (b) former employees (including job title) of the Company.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub hereby represent and warrant to the Company that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

        3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent.

        3.2 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        3.3 Form S-1 Registration Statement. Parent has made available to the Company a correct and complete copy of its final registration statement on Form S-1 filed by Parent with the Securities and Exchange Commission ("SEC") on December 9, 1999.

        3.4 Capitalization. The authorized capital stock of Parent consists of
(i) 250,000,000 shares of Parent Common Stock, par value $0.001 per share, and
(ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share ("Parent Preferred Stock"). At the close of business on January 31, 2000 (i) 41,385,986 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held in treasury by Parent or by subsidiaries of Parent, (iii) 1,000,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's employee stock purchase plan, and (iv) 8,144,826 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options ("Parent Options") to purchase Parent Common Stock. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

        3.5 SEC Filings; Parent Financial Statements.

             (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since December 9, 1999, and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports"). As of their respective dates, Parent SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

             (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (the "Parent Financials"), including each Parent SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent dated January 28, 2000, contained in Parent's Quarterly Report on Form 10-Q filed on March 13, 2000, is hereinafter referred to as (the "Parent Balance Sheet").

             (c) Neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities provided for in Parent's Balance Sheet or (ii) liabilities incurred since January 28, 2000, in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole or liabilities arising out of Parent's proposed acquisition of Andover Net, Inc., a Delaware corporation.

        3.6 Sub. Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Since the date of its incorporation, Sub has neither engaged in nor transacted any business or activity of any nature whatsoever, other than activities related to its corporate organization and the execution and delivery of this Agreement. Sub has no assets or properties or debts, liabilities or obligations of any kind whatsoever, and other than this Agreement, is not a party to any contract, agreement or undertaking of any nature. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of Sub Common Stock are owned of record and beneficially by Parent, free and clear of any encumbrance.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, except to the extent that Parent shall otherwise consent in writing, to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its reasonable best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement or as set forth in Company Schedule 4.1, the Company shall not, without the prior written consent of Parent:

             (a) make any expenditures other than in the ordinary course of business consistent with past practices or enter into any commitment or transaction exceeding $25,000 individually or $50,000 in the aggregate or any commitment or transaction of the type described in Section 2.8 hereof other than payroll transactions in the ordinary course of business consistent with past practices;

             (b) make any purchases of inventory, or enter into any Contract to purchase, any inventory in excess of $50,000 in the aggregate, except any inventory purchased in accordance with an inventory purchase plan previously approved by Parent;

             (c) (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, or (iv) change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

             (d) enter into or amend any Contract outside of the ordinary course of business consistent with past practices pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

             (e) amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Company Schedules;

             (f) commence or settle any litigation;

             (g) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options;

             (h) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for issuances of Company Common Stock upon the exercise of Company Options;

             (i) cause or permit any amendments to its articles of incorporation, bylaws or other organizational documents of the Company;

             (j) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

             (k) sell, lease (or sub-lease), license or otherwise dispose of any of its properties or assets exceeding $25,000 individually or $50,000 in the aggregate, except for licenses for Company Intellectual Property, which shall be governed by the provisions of Section 4.1(c) hereof;

             (l) incur any indebtedness (other than trade payables in the ordinary course of business consistent with past practices) or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

             (m) grant any loans to others outside of the ordinary course of business consistent with past practices or purchase debt securities of others or amend the terms of any outstanding loan agreement;

             (n) except as contemplated by Section 4.3 hereof, grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee;

             (o) except as contemplated by Section 4.3 hereof and as set forth on Company Schedule 4.1(g), adopt or amend any Company Employee Plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

             (p) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

             (q) pay, discharge or satisfy, in an amount in excess of $25,000 in any one case, or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than trade payables and obligations incurred in the ordinary course of business consistent with past practices;

             (r) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

             (s) enter into any strategic alliance or joint marketing arrangement or agreement;

             (t) encourage any employee to terminate his employment with the Company, except for termination for cause or in the ordinary course of business consistent with past practices;

             (u) enter into any contract not described in Sections 4.1(a) through 4.1(t) hereof which is not terminable by the Company without penalty or payment within thirty (30) days of notice; or

             (v) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(u) hereof, or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect, prevent the Company or any of the Shareholders, from performing its covenants hereunder.

        4.2 No Solicitation. Until the earlier of (i) the Effective Time, or
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, the Company shall not (nor shall the Company permit any of the Company's officers, directors, employees, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any part of the Company's business, properties or technologies, or any of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Capital Stock, or assets of the Company, other than inventory in the ordinary course of business, or (d) enter into any agreement with any person providing for the acquisition of the Company, whether by merger, purchase of assets, tender offer or otherwise. In the event that the Company, any officer, employee, consultant, agent or director, or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company, shall immediately notify Parent thereof, including information as to the identity of the party making such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

        4.3 Termination of Severance Plans. The Company and its Affiliates, as applicable, each agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements prior to the Closing, whether or not such arrangements are covered under ERISA. The Parent shall receive from the Company evidence that the Company's and each Affiliate's (as applicable) plan(s) has been terminated pursuant to resolution of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 Preparation of Information Statement. As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an Information Statement for the Shareholders to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock and cash to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall each use all commercially reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of the Company that the Shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Shareholders. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

        5.2 Shareholder Approval. The Company shall promptly submit this Agreement and the transactions contemplated hereby to its Shareholders for approval and adoption as provided by California Law and the articles of incorporation and bylaws of the Company. The Company shall use its best efforts to obtain the consent of its Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials to be submitted to the Company's Shareholders in connection with the solicitation of their approval of the Merger and this Agreement shall be subject to the prior review and consultation by Parent and shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor, and declaring the advisability, of the Merger and this Agreement. The Company shall promptly submit, if applicable, for approval by the Shareholders by the requisite vote any payments of cash in exchange for Company Capital Stock that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to
Section 280G of the Code or shall be exempt from such treatment under such
Section 280G. The Company shall promptly submit for approval by the Shareholders by the requisite vote an amendment and restatement of the Company's articles of incorporation to include a provision to waive preemptive rights or other similar import approved by Parent.

        5.3 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of the Company's properties (including real property), books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

        5.4 Confidentiality and Nonsolicitation. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to
Section 5.3 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, and the obligations of nonsolicitation and non-hiring shall be governed by the terms of the Confidentiality Agreement effective as of February ____, 2000 between the Company and Parent (the "Confidentiality Agreement").

        5.5 Expenses. If the Merger is consummated, all Third Party Expenses incurred by a party hereto in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of Parent. If the Merger is not consummated, all Third Party Expenses incurred by a party hereto in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        5.6 Public Disclosure. Subject to Sections 5.1 and 5.2 hereof, neither party shall issue any statement or communication to any third party, including, but not limited to customers (other than the respective agents of the parties) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld.

        5.7 Consents. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts to which the Company is a party deemed appropriate or necessary by any party in connection with the Merger, including all consents, waivers and approvals set forth in the Company Schedules so as to preserve all rights of, and benefits to, the Company thereunder from and after the Effective Time. To the extent the efforts of Parent and Sub are necessary to obtain such consents or approvals, Parent and Sub shall use commercially reasonable efforts to assist the Company in its obligations under this Section 5.7.

        5.8 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement (a "FIRPTA Compliance Certificate") in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        5.9 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.10 Notification of Certain Matters. The Company or any of the Founders, as the case may be, shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (ii) any failure of the Company or any of the Founders, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by the Company or the Founders pursuant to this Section 5.10, however, shall be deemed to amend or supplement the Company Schedules or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

        5.11 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

        5.12 Closing Date Balance Sheet. The Company shall prepare and deliver to Parent, at least three (3) business days prior to the Closing Date, the Closing Date Balance Sheet.

        5.13 [RESERVED]

        5.14 Stock Options and Employee Benefits. At the Effective Time, each Company Option under the Company Stock Option Plan, whether or not vested, shall by virtue of the Merger be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the product of (A) (X) the Total Cash Consideration plus (Y) $30,000,000 divided by (B) the Average Trading Price (the "Option Exchange Ratio"), rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent.

        5.15 Assignment of Repurchase Options. All outstanding rights of the Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of the Company Common Stock (the "Repurchase Options") shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the Exchange Ratio, and provided that the Repurchase Options in effect with respect to the Founders shall be as set forth in the Employment and Non-Competition Agreement entered into by each Founder.

        5.16 Listing of Additional Shares. Prior to the Effective Time, Parent shall file with the Nasdaq Market a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon the exchange of the Company Capital Stock for Parent Common Stock in the Merger and upon exercise of the Company Options assumed by Parent.

        5.17 Company Affiliate Agreement. Set forth in the Company Schedule 5.17 is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed agreement in substantially the form of the Company Voting Agreement attached hereto as Exhibit B, each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Voting Agreement.

        5.18 Purchaser Representative. The Company shall use its best efforts to appoint a "Purchaser Representative" for any Shareholder which is not "accredited," as those terms are defined under Rule 501 of Regulation D of the Act.

        5.19 Intellectual Property. The Company shall use its best efforts to have each Founder, employee of the Company and commercially reasonable efforts for each past employee of the Company execute both the Employment, Confidential Information and Invention Assignment Agreement attached hereto as Exhibit J and the Arbitration Agreement attached hereto as Exhibit K. As consideration for executing such agreements, the Company shall pay to each Founder and employee a cash amount of $100.

        5.20 Form S-8. Parent shall file, within 60 days after the Closing, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options, provided that the Company and the Founders provide all necessary information for the preparation of such registration statement.

        5.21 Cooperation With Financial Statements. The Company will use its best efforts to cause the Company's management and its independent auditors to facilitate on a timely basis (i) the preparation of historical and pro forma financial statements as required by Parent to comply with applicable SEC regulations, and (ii) the review of the Company's audit work papers, including the examination of selected interim financial statements and data.

        5.22 Employee Benefits. Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time. Without limiting the generality of the foregoing, (i) to the extent that any employee of the Company becomes eligible to participate in any employee benefit plan of Parent after the Effective Time, Parent, the Surviving Corporation and their subsidiaries shall credit such employee's service with the Company, to the same extent as such service was credited under the similar employee benefit plans of the Company immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating benefits under, such employee benefit plan of Parent, and (ii) to the extent permitted by such employee benefit plan of Parent and applicable law, Parent, the Surviving Corporation and its subsidiaries shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of Parent and shall provide each such employee with credit for any co-payments previously made and any deductibles previously satisfied; provided, however, that this Section 5.22 shall not apply for vesting for any options under the Parent's equity employee plans other than the Company Options assumed pursuant to this Agreement.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

             (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

             (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

        6.2 Conditions to the Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

             (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company in this Agreement (other than the representations and warranties of the Company as of a specified date, which will be true and correct as of such date) shall be true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) the Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Company as of the Closing.

             (b) Governmental Approval. The Company shall have obtained any and all approvals from any Governmental Entity and filed with each required Governmental Entity all such notices, registrations, applications, tariff filings, advice letters, or other documents required for the consummation of the transactions contemplated by this Agreement and the continued operations of the Company subsequent thereto.

             (c) Third Party Consents. Parent shall have received all consents, waivers, approvals, and assignments listed in Company Schedule 2.5.

             (d) Resignation of Directors. Parent shall have received a written resignation from each of the directors of the Company effective as of the Effective Time.

             (e) Termination of Warrants. All warrants to purchase Company Capital Stock, and any other instruments convertible into Company Capital Stock, shall have been exercised shares of Company Capital Stock or terminated prior to the Closing.

             (f) Legal Opinion. Parent shall have received a legal opinion in form and substance reasonably acceptable to Parent and its counsel from Pillsbury, Madison & Sutro LLP, legal counsel to the Company.

             (g) Tax Opinion. Parent shall have received a legal opinion in form and substance reasonably acceptable to it from Wilson Sonsini Goodrich & Rosati, P.C. legal counsel to the Parent, to the effect that the Merger will constitute a reorganization within the meaning of section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to make reasonable assumptions and to rely upon reasonable representations of Parent and Company.

             (h) No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

             (i) Employment and Non-Competition Agreements. All employment agreements and any other agreements between the Company and any Founder which provide for accelerated vesting or otherwise conflict with the Employment and Non-Competition Agreements shall have been terminated, and each of the Founders shall have executed and delivered to Parent the Employment and Non-Competition Agreements, which agreements shall be in full force and effect.

             (j) Shareholder Approval. The Shareholders holding (i) at least NINETY-FIVE percent (95%) of the Company Capital Stock, and (ii) a sufficient number of shares of Company Capital Stock as required under the Company's articles of incorporation and California Law, shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

             (k) Shareholder Representation Letter. One hundred percent (100%) of the Shareholders shall have executed a Shareholder Representation Letter and delivered the same to Parent.

             (l) Closing Date Balance Sheet. The Company shall have delivered the Closing Date Balance Sheet to Parent not less than three (3) business days prior to the Closing Date.

             (m) FIRPTA Certificate. Parent shall have received the FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

             (n) Certificate of Good Standing. The Company shall, prior to the Closing Date, provide Parent a certificate from the Secretary of State of the State of California as to the Company's good standing and payment of all applicable taxes.

             (o) Certificate of Secretary of Company. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the articles of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Shareholders approving this Agreement and the consummation of the transactions contemplated hereby.

             (p) Shareholder Approval - Parachute Payments. All agreements or other arrangements that may result in the payments of cash in exchange for Company Capital Stock or Company Options that may be deemed to constitute "parachute payments" which are not tax deductible pursuant to Section 280G of the Code shall have been approved by such number of the Shareholders as is required by Section 280G(b)(5)(B) of the Code, and shall have been obtained in a manner which satisfies all applicable requirements of Section 280G(b)(5)(B) of the Code and the proposed Treasury Regulations promulgated thereunder (including, without limitation, Q-7 of Section 1.280G-1 of such proposed regulations) such that all such payments resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to
Section 280G of the Code or shall be exempt from such treatment under such
Section 280G.

             (q) Certificate of the Company. Parent shall have received a certificate, validly executed by the Chief Executive Officer and Chief Financial Officer of the Company for and on its behalf, to the effect that, as of the
Closing:

                  (i) the representations and warranties of the Company in this Agreement (other than the representations and warranties of the Company as of a specified date, which will be true and correct as of such date) were true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time;

                  (ii) the Company has performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by the Company or the Founders as of the Closing;

                  (iii) the conditions to the obligations of Parent and Sub set forth in this Section 6.2 have been satisfied (unless otherwise waived in accordance with the terms thereof).

             (r) Confidential Information and Invention Assignment. The Company shall have entered into an Employment, Confidential Information, Invention Assignment Agreement and an Arbitration Agreement, in the forms attached hereto as Exhibit J and Exhibit K, respectively, with each present employee of the Company.

             (s) Option Assumption Agreement. Each holder of an option to purchase Company Capital Securities being assumed by Parent under this Agreement shall have executed an Option Assumption Agreement set forth on Exhibit C hereto.

             (t) Rule 506 Under the Act. The issuance of Parent Common Stock under this Agreement shall meet all of the requirements of Rule 506 under Regulation D of the Act.


             (u) Purchaser Representative. A "Purchaser Representative" shall have been appointed for any Shareholder which is not "accredited," as those terms are defined under Rule 506 of the Act, so that such Shareholder shall satisfy the requirements under Rule 506(b)(2)(ii) of Regulation D of the Act.

        Neither the closing of this transaction, the waiver by Parent and/or Sub, nor the determination by Parent and/or Sub that the foregoing conditions to Closing have been fulfilled shall waive or modify in any manner the rights and liabilities of the Company for misrepresentations contained in Article II of this Agreement.

        6.3 Conditions to Obligations of the Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

             (a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Sub in this Agreement (other than the representations and warranties of Parent and Sub as of a specified date, which will be true and correct as of such date) shall be true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and (ii) Parent and Sub shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

             (b) No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Parent since the date of this Agreement.

             (c) Certificate of Parent. Company shall have received a certificate executed on behalf of Parent by a duly authorized officer of Parent to the effect that, as of the Closing:

                  (i) the representations and warranties of Parent and Sub in this Agreement (other than the representations and warranties of the Parent and Sub as of a specified date, which will be true and correct as of such date) were true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

                  (ii) Parent and Sub have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Parent and Sub as of the Closing.

             (d) Legal Opinion. Company shall have received a legal opinion in form and substance reasonably acceptable to Company and its counsel from Wilson Sonsini Goodrich & Rosati P.C., legal counsel to Parent.

             (e) Tax Opinion. Company shall have received a legal opinion in form and substance reasonably acceptable to it from Pillsbury, Madison & Sutro LLP, legal counsel to the Company to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to make reasonable representations of Parent and Company.

                                   ARTICLE VII
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

        7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive the Merger and continue (regardless of any investigation made by or on behalf of the parties to this Agreement) until (i) with respect to the representations set forth in Sections 2.2, 2.9 and 2.20 hereof, the expiration of all applicable statutes of limitation, and (ii) with respect to all other representations and warranties, at 11:59 p.m. (Pacific time) on the day which is twelve months from the Closing Date. For purposes of this Agreement, the "Escrow Termination Date" shall mean the date which is twelve months following the Closing Date. Covenants contained in this Agreement shall survive the Effective Time to the extent by their terms they are intended to survive. The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

        7.2 Indemnification. The Shareholders jointly and severally agree to indemnify and hold Parent and its officers, directors and affiliates, including the Company, after the Closing (the "Indemnified Parties"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred or suffered by the Indemnified Parties, or any of them (including the Company after the Closing), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement, and (ii) any failure by the Company to perform or comply with any covenant contained in this Agreement; absent fraud or intentional misrepresentation (for which there shall be no limitation of liability) the maximum liability of the Shareholders pursuant to the indemnity obligations hereunder shall not exceed, in the aggregate, the Escrow Fund.

        The Shareholders (including, without limitation, the Founders) shall not have any right of contribution from the Company with respect to any Loss claimed by an Indemnified Party after the Effective Time. Nothing herein shall limit the liability of the Company, the Founders, the Parent or Sub for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Merger does not close.

        7.3 Escrow Arrangements.

             (a) Escrow Fund. As security for the indemnity obligations set forth in this Agreement, and by virtue of this Agreement and the Agreement of Merger, the Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount, without any act of any of the Shareholders. The Escrow Amount shall be deducted from the shares of Parent Common Stock to be received by Shareholders under this Agreement. The Escrow Fund shall be available to compensate the Indemnified Parties, or any one of them, for any claims by such Indemnified Parties for any Losses suffered or incurred by them. As soon as practicable after the Effective Time, the Escrow Amount, without any act of the Shareholders, will be deposited with [________________], as Escrow Agent hereunder, or another institution acceptable to Parent and the Shareholder Representative (as defined in Section 7.4 hereof), such deposit of the Escrow Amount to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. Parent may not receive any proceeds from the Escrow Fund unless and until an Officer's Certificate(s) (as defined in Section 7.3(d) hereof) identifying Losses in excess of $100,000 (the "Basket Amount") has or have been delivered to the Escrow Agent as provided in Section 7.3(d) hereof, in which case Parent shall be entitled to recover all Losses. Notwithstanding the foregoing, Parent shall be entitled to receive payments out of the Escrow Fund for, and the Basket Amount shall not apply as a threshold to, any and all claim or payments with respect to (i) any amounts in excess of the Total Merger Consideration required to be paid to holders of Company Capital Stock in respect of their exercise of dissenter's rights pursuant to Section 1.11 hereof and (ii) which did not cause a reduction in the calculation of Total Merger Consideration on the Closing Date. Absent fraud or intentional misrepresentation, from and after the Closing, recourse of the Indemnified Parties to the Escrow Fund shall be the sole and exclusive remedy of the Indemnified Parties for any losses out of any breach or inaccuracy in any Representation, warranty covenant or agreement contained in this Agreement.

             (b) Escrow Period; Distribution of Remaining Escrow Amount upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., (Pacific time) on the date which is the Escrow Termination Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to the lesser of (i) the monies then remaining in the Escrow Fund or (ii) the amount claimed in any Officer's Certificate delivered to the Escrow Agent prior to the thirtieth (30th) calendar day following the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period until the parties have resolved the claim(s) set forth in the Officer's Certificate(s), in accordance with the procedures set forth in Section
7.3 hereof. Any monies then remaining in the Escrow Fund that are not required for the payment of claims in the pending Officer's Certificate(s) shall, on the first business day after the thirtieth (30th) calendar day following the termination of the Escrow Period, or, subject to the provisions of Section 7.3(e) hereof, as promptly as practicable, be distributed to the Shareholders in proportion to their respective Pro Rata Portions of the Escrow Fund.

             (c) Protection of Escrow Fund; Distribution of Interest from Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

             (d) Claims for Indemnification. Upon receipt by (i) the Escrow Agent at any time on or before the thirtieth (30th) day following the last day of the Escrow Period, or (ii) the Shareholders at any time following the thirtieth (30th) day following the last day of the Escrow Period, of a certificate signed by any officer of Parent, (an "Officer's Certificate"): (A) stating that Parent has paid, incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (C) indicating that Parent is seeking to recover such Losses from the Escrow Fund, the Escrow Agent shall, in the case of (i) above, subject to the provisions of Section 7.3(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares held in the Escrow Fund equal to such Losses, based on the Average Trading Price, unless the Shareholders contest such claim by following the procedures set forth in Section 7.3(f) hereof.

             (e) Objections to Escrow Fund Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative. For a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.3(b) hereof unless and until the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the cash from the Escrow Fund in accordance with Section 7.3(b) hereof; provided, however, that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

             (f) Resolution of Conflicts; Arbitration.

                  (i) In case the Shareholder Representative, in the case of a claim for indemnification against the Escrow Fund, or the Shareholders, in the case of a claim for indemnification against the Shareholders, shall object in writing to any claim or claims made in any Officer's Certificate to recover a Loss within thirty (30) days after delivery of such Officer's Certificate, the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. In the event of a claim against the Escrow Fund, if the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by Parent and the Shareholder Representative and furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute cash from the Escrow Fund in accordance with the terms thereof.

                  (ii) If no agreement can be reached after good faith negotiation, either Parent or the Shareholder Representative or the Shareholders, as applicable, may demand arbitration of the matter unless the amount of the damage or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or all parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Shareholder Representative, cannot mutually agree on one arbitrator, Parent, the Shareholder Representative, shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                  (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

             (g) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent reasonably believes may result in Losses, Parent shall notify the Shareholder Representative of such claim, and the Shareholder Representative shall be entitled on behalf of the Shareholders, at their expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that no settlement of any such claim with third-party claimants shall be determinative of the amount or liability of any claim pursuant to Sections
7.1 and 7.2 hereof without the consent of the Shareholder Representative. In the event that the Shareholder Representative has consented to any such settlement, the Shareholders shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent for Losses with respect to such settlement.

             (h) Escrow Agent's Duties.

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                  (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                  (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

                  (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parent and the Shareholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Shareholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

             (i) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

             (j) Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

             (k) Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

        7.4 Shareholder Representative.

             (a) The Shareholder Representative shall be selected by the holders of a majority of the Company Capital Stock prior to the Closing Date and shall become each Shareholder's agent and attorney-in-fact, for and on behalf of the Shareholders, to give and receive notices and communications, to authorize payment to Parent of cash from the Escrow Fund in satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims against the Escrow Fund and for arbitration of indemnification claims as set forth in Section 7.3(f)(ii) hereof and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Shareholder Representative may not be removed unless at least three of the Founders agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Representative may be filled by the vote of a majority in interest of the Shareholders. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for his or her services from Parent, the Company or the Surviving Corporation. Notices or communications to or from the Shareholder Representative shall constitute notice to or from the Shareholders.

             (b) A decision, act, consent or instruction of the Shareholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Sections 8.3 and 8.4 hereof, shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Shareholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the
Closing:

             (a) by mutual agreement of the Company, the Founders and Parent;

             (b) by Parent or the Company if the Closing Date shall not have occurred by April 30, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

             (c) by Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

             (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company, or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

             (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which, by its nature, cannot be cured;

             (f) by the Company if the Company is not in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 6.3(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which, by its nature, cannot be cured; or

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company, or their respective officers, directors or shareholders; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.4, 5.5 and 5.6 hereof, Article IX hereof and this
Section 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.

        8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. For purposes of this Section 8.3, the Shareholders agree that any amendment of this Agreement signed by the Shareholder Representative shall be binding upon and effective against the Shareholders whether or not they have signed such amendment.

        8.4 Extension; Waiver. At any time prior to the Closing, Parent, on the one hand, and the Company and the Shareholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the Shareholders agree that any extension or waiver signed by the Shareholder Representative shall be binding upon and effective against all Shareholders whether or not they signed such extension or waiver.

                                   ARTICLE IX
                               GENERAL PROVISIONS

        9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

             (a) if to Parent, to:

                 VA Linux Systems, Inc.
                 1382 Bordeaux Drive
                 Sunnyvale, California  94089
                 Attention:  Chief Executive Officer
                 Telephone No.:  (408) 542-8600
                 Facsimile No.:  (408) 745-9153
                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati
                 Professional Corporation
                 650 Page Mill Road
                 Palo Alto, California 94304
                 Attention: Judith M. O'Brien, Esq.
                 Telephone No.: (650) 493-9300
                 Facsimile No.: (650) 845-5000

             (b) if to the Company, to:

                 Net Attach, Inc.
                 [ ADDRESS]
                 Attention:
                 Telephone No.:
                 Facsimile No.:

                 with a copy to:

                 Pillsbury Madison & Sutro LLP
                 2550 Hanover Street
                 Palo Alto, CA  94303
                 Attention: Stanley F. Pierson
                 Telephone No.: (650) 233-4500
                 Facsimile No.:  (650) 233-4545

             (c) If to the Shareholder Representative, to the address set forth on Exhibit I hereto, which shall be provided at the time the Shareholder Representative is selected.

             (d) If to the Escrow Agent, to:

                 [NAME & ADDRESS]
                 Attention:
                 Telephone No.:
                 Facsimile No.:

        9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart; provided, however, the

Shareholder Representative and the Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

        9.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Company Schedules, the Confidentiality Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

        9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Parent, Sub, the Company, the Escrow Agent and the Shareholder Representative have caused this Agreement to be signed, all as of the date first written above.

VA LINUX SYSTEMS, INC.                     NET ATTACH, INC.

By: /s/ Todd Schull                        By: /s/ Rod Braido
   ----------------------------------         ----------------------------------
        (Signature)                                     (Signature)

Name: Todd Schull                          Name: Rod Braido
                                                --------------------------------

Title: VP & CFO                            Title: President and CEO
      -------------------------------            -------------------------------

SOUTH ACQUISITION CORPORATION              SHAREHOLDER REPRESENTATIVE:
                                           (as to Articles VII and IX only)

By: /s/ Todd Schull                           /s/ Rod Braido
   ----------------------------------         ----------------------------------
        (Signature)

Name:   Todd Schull
        -----------------------------

        -----------------------------

Title:  VP & CFO
        -----------------------------


ESCROW AGENT:

U.S. BANK TRUST, NATIONAL ASSOCIATION

(as to Articles VII and IX only)

By:    /s/ Ann Gadsby
       ------------------------------
        (Signature)

Name:   Ann Gadsby
        -----------------------------

        -----------------------------

Title:  Vice President
        -----------------------------












            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A

            FORM OF VESTING, EMPLOYMENT AND NON-COMPETITION AGREEMENT

                                    EXHIBIT B

                            FORM OF VOTING AGREEMENT

                                    EXHIBIT C

                       FORM OF OPTION ASSUMPTION AGREEMENT

                                    EXHIBIT D

                           FORM OF AGREEMENT OF MERGER

                                    EXHIBIT E

                                COMPANY SCHEDULES

                                    EXHIBIT F

                                   (Reserved)

                                    EXHIBIT G

                            ESCROW AGENT FEE SCHEDULE

                                    EXHIBIT H

                        SHAREHOLDER REPRESENTATION LETTER

                                    EXHIBIT I

                  SHAREHOLDER REPRESENTATIVE NOTICE INFORMATION

                                    EXHIBIT J

                  FORM OF EMPLOYMENT, CONFIDENTIAL INFORMATION,
                         INVENTION ASSIGNMENT AGREEMENT

                                    EXHIBIT K

                          FORM OF ARBITRATION AGREEMENT